EX-10.3


                          Executive Mangement Agreement
                                     Between
                         SolutionNet International, Inc.
                                       And
                            Sara Hallitex Corporation


This Executive Mangement Agreement ("Agreement") is executed at Marina del Rey, California, this 1st of April 1999, by and between SolutionNet International, Inc. ("SolutionNet") and Sara Hallitex Corporation ("Sara Hallitex").

                              Terms and Conditions

1. Sara Hallitex is currently subject to a Standard Lease Agreement with Marina City Club Towers relating to the property located at 4344 Promenade Way, Suite 102P, Marina del Rey, California, 90292.

2. Sara Hallitex agrees that SolutionNet shall be permitted to use a portion of the premises located at 4344 Promenade Way, Suite 102P, Marina Del Rey, California for the following business purposes:
      (i) administrative and secretarial services, accounting and legal services, public relations, and web-site hosting.

3. SolutionNet agrees to make monthly installments in the amount of Two Thousand and 00/100 Dollars ( $2,000.00), payable in advance on the first day of each calendar month.

4. The term of this Agreement shall commence on April 1st, 1999 and shall continue for an indefinite amount of time, on a month-to-month basis.


By: /s/                                       By: /s/

     Sara Hallitex Corporation                SolutionNet International, Inc.